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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 3, 2002

                             CONSTELLATION 3D, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                     0-28081                 13-4064492
-----------------------------  ----------------------  -------------------------
(State or other jurisdiction        (Commission             (I.R.S. Employer
    of incorporation or             File Number)           Identification No.)
        organization)

                         805 Third Avenue, 14/th/ Floor
                            New York, New York 10022
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          (Address, including zip code, of principal executive office)

                                 (212) 308-3572
               Registrant's telephone number, including area code

                                 NOT APPLICABLE
   (Former name, former address and fiscal year, if changed since last report)
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Forward Looking Statements

When used in this Current Report, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including but not limited to the history of losses of Constellation 3D, Inc. (the "Company"), the Company's need to raise additional capital to sustain operations, the Company's ability to attract and retain employees, protection of technology and intellectual property rights, and intense competition, which are discussed in "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the notes to consolidated financial statements included in the Company's Annual Report on Form 10-K. Such factors could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with undue reliance on any such forward-looking statements, which speak only as of the date made.

ITEM 5.   OTHER EVENTS

     Constellation 3D, Inc., a developer of Fluorescent Multilayer Disc (FMD) and Card (FMC) technologies, and TIC Target Invest Consulting LLC ("TIC"), a Swiss-based investor, today jointly announced that TIC has reconfirmed its continued commitment to the Company and that TIC intends to fully fund its $15 million investment in the Company.

     On January 3, 2002, the Company, Constellation 3D Technology, Ltd. ("Tech") and TIC entered into an agreement (the "Amending Agreement") to amend: (i) the Loan Agreement between TIC and Tech (the "TIC Loan Agreement"); and (ii) the Option Agreement (the "Option Agreement") and the Note (the "Note") between the Company and Tech. Pursuant to the Amending Agreement, TIC agreed to provide Tech a $2 million bridge loan (the "TIC Bridge Loan") and Tech agreed to provide the Company a $2 million bridge loan (the "Bridge Loan") on or before January 31, 2002. TIC also agreed to, subject to certain conditions, fund the balance ($13,000,000) of the TIC Loan Agreement on or before February 15, 2002.

     Upon the full funding of the Loan Agreement dated as of November 17, 2001, between the Company and Tech (the "Company Loan Agreement"), the Bridge Note shall automatically convert into a debt payable in accordance with the terms of the Company Loan Agreement. The Bridge Note shall bear interest at a rate of eight percent (8%) per annum, which shall compound annually and shall be payable upon the sooner of the conversion of the Bridge Note or November 19, 2002. If the Company Loan Agreement is not funded and the failure to fund is solely attributable to TIC, on November 19, 2002 the unpaid principal and interest amount of the Bridge Note shall automatically convert into shares of the Company's common stock at a conversion rate of $.646 per share.

     Upon the funding of the TIC Loan Agreement, the TIC Bridge Note shall automatically convert into a debt payable in accordance with the terms of the TIC Loan Agreement. The TIC Bridge Note shall bear interest at a rate of eight percent (8%) per annum, which shall compound annually and shall be payable upon the sooner of the conversion of the TIC Bridge Note or

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November 19, 2002. If the Bridge Note is converted into shares of the Company's common stock and such shares are issued to TIC, the TIC Bridge Note shall be cancelled.

     The Company, TIC and Tech also agreed to delete from the Option Agreement certain conversion price adjustment features that were designed to provide anti-dilution protection to the holder of the Note.

Constellation 3D, Inc.

     The Company is the worldwide leader in the development of high capacity Fluorescent Multilayer Disc and Card (FMD/C) technology. The Company holds or has made applications for 122 worldwide patents in the field of optical data storage, and is supported by a team of world-class scientists. Headquartered in New York City, the Company has additional offices and laboratories in Texas, Israel and Russia. More information is available at www.c-3d.net.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     4.1 Amending Agreement, dated January 3, 2002, among the Company, TIC and Tech.

     4.2 Form of Bridge Note, dated January ___ 2002, between the Company and Tech.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CONSTELLATION 3D, INC.


Date:  January 3, 2002                 By: /s/ Leonardo Berezowsky
                                           --------------------------------
                                           Leonardo Berezowsky
                                              Chief Financial Officer

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